UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 15, 2019
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on August 1, 2019, CEC Entertainment, Inc. (the “Company”) announced that it is seeking to obtain a new first lien senior secured credit facility to refinance in full (the “Refinancing”) the Company’s existing first lien senior secured credit facility (the “Existing Credit Facility”) under that certain First Lien Credit Agreement dated as of February 14, 2014, as amended by that certain Incremental Assumption Agreement (Extended Revolving Facility Commitment), dated as of May 8, 2018, among the Company, Queso Holdings Inc., the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.

The Company has been informed that on August 15, 2019 it has received commitments from lenders for a new first lien senior secured credit facility (the “New Credit Facility”) consisting of (i) a $114 million revolving credit facility with a 5-year maturity (the “revolver maturity date”), provided that in the event more than $50 million of the Company’s 8% senior notes due 2022 remain outstanding on the date that is 91 days prior to the stated maturity date of the notes, the revolver maturity date will spring to such earlier date, and (ii) a $760 million term loan facility with a 7-year maturity (the “term loan maturity date”), provided that in the event more than $50 million of the Company’s 8% senior notes due 2022 remain outstanding on the date that is 91 days prior to the stated maturity date of the notes, the term loan maturity date will spring to such earlier date.

The loans under the new credit facility will bear interest at a rate per annum of, at the Company’s option, either (a) a LIBOR rate, subject to 1.00% floor, or (b) a base rate, in each case, plus an applicable margin of 6.50% for LIBOR loans and 5.50% for base rate loans. The term loans will be issued at a price of 96%.

The net proceeds from the term loans, plus cash on hand, will be used to repay loans outstanding under the Company’s Existing Credit Facility and to pay related fees and expenses. The closing of the Refinancing and the New Credit Facility described above is subject to customary closing conditions.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

The Company has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties.  All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters.  Any forward-looking statement made in this filing speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions.  These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management.  The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018 and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: August 16, 2019	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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